Exhibit 5.1

May 24, 2018

CVB Financial Corp.

701 N. Haven Avenue, Suite 350

Ontario, CA 91764

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I am the general counsel of CVB Financial Corp., a California corporation (the “Company”) in connection with the preparation and filing of that certain Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the proposed issuance of 9,000,000 shares (the “Shares”), of the Company, under the Company’s 2018 Equity Incentive Plan (the “Plan”).

I have examined and reviewed only such documents, records and matters of law as I have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, I am of the opinion that as of the date hereof, the Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered in conformity with the terms of the Plan, such Shares will be duly authorized and validly issued.

I express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the General Corporation Law of the State of California. Further, this opinion is based solely upon existing laws, rules and regulations, and I undertake no obligation to advise you of any changes that may be brought to my attention after the date hereof.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without my prior written consent.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

Very truly yours,

/s/ Richard H. Wohl

Richard H. Wohl

Executive Vice President and

General Counsel

CVB Financial Corp.